Three months ended     Twelve months ended
                                        March 31,              March 31,
                                    1998        1997       1998       1997
                                 ---------   ---------  ---------- ----------
Net income as reported . . . . .  $775,000    $640,000  $3,189,000 $2,485,000
                                 =========   =========  ========== ==========


BASIC:
    Weighted average number of
      common shares outstanding. 3,260,585   3,161,359   3,227,850  3,120,433
                                 =========   =========  ========== ==========
  Basic earnings per share. . .      $0.24       $0.20       $0.99      $0.80
                                 =========   =========  ========== ==========

DILUTED:
  Common and common equivalent shares
  outstanding:
    Weighted average number of
      common shares outstanding. 3,260,585   3,161,359   3,227,850  3,120,433
    Common stock equivalents
      from options computed on
      the treasury-stock method
      using the average fair
      market value of common
      stock during the period. .   154,723     162,175     161,604    158,902
                                 ---------   ---------  ---------- ----------
    Shares used in the
      computation. . . . . . . . 3,415,308   3,323,534   3,389,454  3,279,335
                                 =========   =========  ========== ==========


 Diluted earnings per share. . .     $0.23       $0.19       $0.94      $0.76
                                 =========   =========  ========== ==========